Exhibit 16.1

CARVER MOQUIST & O’CONNOR, LLC Certified Public Accountants and Consultants

Principals

Kevin E. Moquist, CPA. MBT

Kevin J. O’Connor, CPA, PFS

Thomas M. Dearly, CPA

Jan E. Bjork. JD. CPA

Steven R. Kennedy, JD. CPA

Mark L. Pieper, CPA

Mark R. Leitner, CPA

Brian T. Peterson, CPA, MBT

Jim W. Steiner, CPA

Kevin D. Whitaker. JD, CPA

December 20, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Tower Tech Holdings Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of

Tower Tech Holdings Inc. dated December 17, 2007. We agree with the statements concerning our Firm in such

Form 8-K.

Very truly yours,

/s/ Carver Moquist & O’Connor, LLC

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